Exhibit 1.1

CORPORATIONS ACT 2001

CONSTITUTION

of

RESOLUTION MINERALS LTD

ACN 617 789 732

Adopted by Special Resolution

CONTENTS

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Corporations Act Definitions	3
	1.3	Status of Constitution	3
	1.4	Headings	3
	1.5	Displacement of Replaceable Rules	3

2.	SHARE CAPITAL AND VARIATION OF RIGHTS		3

	2.1	Rights Attaching to Shares	3
	2.2	Issue of Shares	3
	2.3	Share Options	3
	2.4	Classes of Shares	3
	2.5	Preference Shares	4
	2.6	Recognition of Trusts	4
	2.7	Unregistered Interests	4
	2.8	Share Certificates and Share Option Certificates	4
	2.9	Section 1071H of the Corporations Act	5
	2.10	Commissions	5
	2.11	Restricted Securities	5
	2.12	Non-Issue or Cancellation of Certificate	5
	2.13	No Prohibition on Foreign Ownership	5
	2.14	Payment of Interest out of Capital	6

3.	MINIMUM SHAREHOLDING		6

	3.1	Effect of this Clause	6
	3.2	Definitions	6
	3.3	Minimum Shareholding	6
	3.4	Sale of Listed Securities of Minority Member	6
	3.5	Acceptance of Offer	7
	3.6	Appointment of Attorney	7
	3.7	Transfer	7
	3.8	Proceeds of Sale	7
	3.9	Receipt of Proceeds	7
	3.10	Registration of Purchaser	7
	3.11	Remedies Limited	8
	3.12	Cost of Sale of Listed Securities	8
	3.13	Exemption from Clause 3	8
	3.14	Notice to Exempt	8
	3.15	Takeover Offer or Announcement	8
	3.16	Use by Company of Clause 3	8

4.	UNCERTIFICATED HOLDINGS AND ELECTRONIC TRANSFERS		8

	4.1	Electronic or Computerised Holding	8
	4.2	Statement of Holdings	8
	4.3	Share Certificates	9
	4.4	Listing Rules	9

5.	LIEN		9

	5.1	Lien for Members Debts	9
	5.2	Generally	9
	5.3	Exemption	10
	5.4	Dividends	10

i

	5.5	Sale of Shares	10
	5.6	Restrictions on Sale	10
	5.7	Person Authorised to Sign Transfers	10
	5.8	Proceeds of Sale	10
	5.9	Protection of Lien under ASX Settlement Operating Rules	11
	5.10	Further Powers re Forfeited Shares and Liens	11

6.	CALLS ON SHARES		11

	6.1	Calls	11
	6.2	Payment of Calls	11
	6.3	Quoted Shares	11
	6.4	Unquoted Shares	11
	6.5	Joint Liability	12
	6.6	Deemed Calls	12
	6.7	Differentiation between Shareholders	12
	6.8	Payments in Advance of Calls	12
	6.9	Outstanding Moneys	12
	6.10	Revocation or Postponement	12
	6.11	Compliance with Listing Rules and Corporations Act	12

7.	FORFEITURE OF SHARES		12

	7.1	Failure to Pay Call	12
	7.2	Forfeiture	13
	7.3	Sale of Forfeited Shares	13
	7.4	Continuing Liability	13
	7.5	Officer’s Statement Prima Facie Evidence	13
	7.6	Procedures	13
	7.7	Listing Rules and ASX Settlement Operating Rules	13

8.	TRANSFER OF SHARES		14

	8.1	Form of Transfer	14
	8.2	CHESS Transfers	14
	8.3	Participation in CHESS	14
	8.4	Registration Procedure	14
	8.5	Transfer fee for off market transfer form	14
	8.6	Power to Refuse to Register	14
	8.7	Closure of Register	15
	8.8	Retention of Transfers by Company	15
	8.9	Powers of Attorney	15
	8.10	Other Securities	15
	8.11	Branch Register	15
	8.12	Compliance with ASX Settlement Operating Rules	15
	8.13	Issuer Sponsored Subregister	15
	8.14	Transferor Holds Shares until Registration of Transfer	16

9.	TRANSMISSION OF SHARES		16

	9.1	Death of Shareholder Leaving a Will	16
	9.2	Death or Bankruptcy of Shareholder	16
	9.3	Registration by Transmission or to Beneficiary	16
	9.4	Limitations to Apply	16
	9.5	Death of a Joint Holder	16
	9.6	Joint Personal Representatives	16
	9.7	ASX Settlement Transfer	17
	9.8	Joint Holders	17

10.	CHANGES TO CAPITAL STRUCTURE		17

	10.1	Alterations to Capital	17
	10.2	Reduction of Capital	17
	10.3	Buy-Backs	17

11.	GENERAL MEETINGS		18

	11.1	Convening of General Meetings of Shareholders	18
	11.2	Postponement of a General Meeting of Shareholders	18
	11.3	Cancellation of a General Meeting of Shareholders	18
	11.4	Convening of General Meetings of Shareholders by a Director	18
	11.5	Notice	18
	11.6	Business at General Meeting	19
	11.7	Notice to Home Branch	19
	11.8	Annual General Meeting	19

12.	PROCEEDINGS AT GENERAL MEETINGS		19

	12.1	Quorum	19
	12.2	Persons Entitled to Attend a General Meeting	19
	12.3	Refusal of Admission to Meetings	20
	12.4	Chairman	20
	12.5	Vacating Chair	20
	12.6	Disputes Concerning Procedure	20
	12.7	General Conduct	20
	12.8	Casting Vote	20
	12.9	Adjournment	21
	12.10	Notice of Resumption of Adjourned Meeting	21
	12.11	Voting Rights	21
	12.12	Voting - Show of Hands	21
	12.13	Results of Voting	21
	12.14	Poll	21
	12.15	Manner of Taking Poll	22
	12.16	Meeting May Continue	22
	12.17	Voting by Joint Holders	22
	12.18	Shareholder under Disability	22
	12.19	Payment of Calls	22
	12.20	Objection to Voting	22
	12.21	Direct Voting	22
	12.22	Proxies	23
	12.23	Electronic Appointment of Proxy	23
	12.24	Proxy Votes	23
	12.25	Representatives of Corporate Shareholders	24
	12.26	Virtual meetings	24

13.	THE DIRECTORS		24

	13.1	Number of Directors	24
	13.2	Rotation of Directors	24
	13.3	Election of Directors	24
	13.4	Additional Directors	25
	13.5	Removal of Director	25
	13.6	Vacation of Office	25
	13.7	Remuneration	25
	13.8	Initial Fees to Directors	25
	13.9	Expenses	26
	13.10	No Share Qualification	26

14.	POWERS AND DUTIES OF DIRECTORS		26

	14.1	Management of the Company	26
	14.2	Borrowings	26
	14.3	Attorneys	26
	14.4	Cheques, etc.	27
	14.5	Retirement Benefits for Directors	27
	14.6	Securities to Directors or Shareholders	27

15.	PROCEEDINGS OF DIRECTORS		27

	15.1	Convening a Meeting	27
	15.2	Procedure at Meetings	27
	15.3	Quorum	27
	15.4	Secretary May Attend and Be Heard	27
	15.5	Majority Decisions	28
	15.6	Casting Votes	28
	15.7	Alternate Directors	28
	15.8	Continuing Directors May Act	28
	15.9	Chairman	28
	15.10	Committees	29
	15.11	Written Resolutions	29
	15.12	Defective Appointment	29
	15.13	Directors May Hold Other Offices	29
	15.14	Directors May Hold Shares, etc.	29
	15.15	Directors Not Accountable for Benefits	29
	15.16	Disclosure of Interests in Related Matters	29
	15.17	Disclosure of Shareholding	30
	15.18	Related Body Corporate Contracts	30
	15.19	Voting, Affixation of Seal	30
	15.20	Home Branch to be Advised	30

16.	MEETING BY INSTANTANEOUS COMMUNICATION DEVICE		30

	16.1	Meetings to be Effectual	30
	16.2	Procedure at Meetings	31
	16.3	Minutes	31
	16.4	Definition	31

17.	MANAGING and executive DIRECTORs		31

	17.1	Appointment	31
	17.2	Remuneration	31
	17.3	Powers	31
	17.4	Rotation	31
	17.5	Secretary	31

18.	SEALS		32

	18.1	Common Seal	32
	18.2	Execution of Documents Without a Seal	32
	18.3	Share Seal	32

19.	ACCOUNTS, AUDIT AND RECORDS		32

	19.1	Accounting records to be kept	32
	19.2	Audit	32
	19.3	Inspection	33

20.	MINUTES		33

	20.1	Minutes to be Kept	33
	20.2	Signature of Minutes	33
	20.3	Requirements of the Corporations Act	33

21.	DIVIDENDS AND RESERVES		33

	21.1	Dividends	33
	21.2	Interim Dividend	33
	21.3	No Interest	33
	21.4	Reserves	33
	21.5	Alternative Method of Payment of Dividend	34
	21.6	Payment of Dividends	34
	21.7	Unclaimed Dividends	34

22.	CAPITALISATION OF PROFITS		34

	22.1	Capitalisation	34
	22.2	Application of Capitalised Amounts	35
	22.3	Procedures	35

23.	BONUS SHARE PLAN		35

	23.1	Authorisation of Bonus Share Plan	35
	23.2	Amendment and Revocation	35

24.	DIVIDEND REINVESTMENT PLAN		35

	24.1	Authorisation of Dividend Reinvestment Plan	35
	24.2	Amendment and Revocation	35

25.	NOTICES		36

	25.1	Service	36
	25.2	Deemed receipt of Notice	36
	25.3	Notice to Joint Holders	36
	25.4	Notices to Personal Representatives and Others	36
	25.5	Persons Entitled to Notice	36
	25.6	Change of Address	37
	25.7	Incorrect Address	37

26.	WINDING UP		37

	26.1	Distribution in Kind	37
	26.2	Trust for Shareholders	37
	26.3	Distribution in Proportion to Shares Held	37

27.	INDEMNITIES AND INSURANCE		37

	27.1	Liability to Third Parties	37
	27.2	Defending Proceedings	38
	27.3	Insurance	38
	27.4	Disclosure	38
	27.5	Definition	38

v

28.	DIRECTORS ACCESS TO INFORMATION		39

29.	OVERSEAS SHAREHOLDERS		39

30.	LOCAL MANAGEMENT		39

	30.1	Local Management	39
	30.2	Local Boards or Agencies	39
	30.3	Appointment of Attorneys	39
	30.4	Authority of Attorneys	39

31.	DISCOVERY		39

32.	COMPLIANCE (OR INCONSISTENCY) WITH THE LISTING RULES		40

33.	INADVERTENT OMISSIONS		40

34.	PARTIAL TAKEOVER PLEBISCITES		40

	34.1	Resolution to Approve Proportional Off-Market Bid	40
	34.2	Meetings	41
	34.3	Notice of Prescribed Resolution	41
	34.4	Takeover Resolution Deemed Passed	41
	34.5	Takeover Resolution Rejected	41
	34.6	Renewal	42

35.	TRANSITIONAL		42

	35.1	Provisions Relating to Official Quotation of Securities	42
	35.2	Severance	42

CORPORATIONS ACT

CONSTITUTION

of

RESOLUTION MINERALS LTD

ACN 617 789 732

1.	INTERPRETATION

1.1	Definitions

In this Constitution:

Alternate Director means a person appointed as an alternate director under clause 15.7.

ASIC means Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691) or the Australian Securities Exchange, as the context requires.

ASX Settlement means ASX Settlement Pty Ltd (ACN 008 504 532).

ASX Settlement Operating Rules means the operating rules of ASX Settlement.

ASX Settlement Transfer means a transfer of quoted securities or quoted rights effected in:

(a)	accordance with the ASX Settlement Operating Rules; or

(b)	substantial accordance with the ASX Settlement Operating Rules and determined by ASX Settlement to be an effective transfer.

Auditor means the Company’s auditor.

Bonus Share Plan means a plan implemented under clause 23.

Business Day means a day other than a Saturday, a Sunday, New Year’s Day, Australia Day, Good Friday, Easter Monday, Anzac Day, Christmas Day, Boxing Day and any other day declared and published by ASX to be a day which is not a business day.

CHESS Approved Securities means securities of the Company for which CHESS System approval has been given in accordance with the ASX Settlement Operating Rules.

CHESS System means the Clearing House Electronic Subregister System operated by ASX Settlement or such other securities registry system as is approved pursuant to the Corporations Act and to which the ASX has approved use of for the purpose of clearing acquisitions and disposals of Shares.

Company means Resolution Minerals Ltd (ACN 617 789 732) or as it is from time to time named in accordance with the Corporations Act of this jurisdiction.

Constitution means this constitution as altered or amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Direct Vote means a notice setting out a Shareholder’s voting intention for a meeting of Shareholders.

Director means a person appointed to the position of a director of the Company and where appropriate, includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Dividend Reinvestment Plan means a plan implemented under clause 24.

Home Branch means the state branch of ASX designated as such in relation to the Company by ASX.

Listed Securities means any Shares, Share Options, stock, debentures, debenture stock or other securities for the time being issued by the Company and officially quoted by ASX on its stock market.

Listing Rules means the listing rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

Officer means any Director or Secretary of the Company or such other person within the meaning of that term as defined by the Corporations Act.

Prescribed Rate means the interest rate which is 2% above the Reserve Bank of Australia cash rate as published or quoted from time to time, or such other rate as may from time to time be fixed by the Directors, calculated daily.

Registered Office means the registered office of the Company in the State.

Register of Shareholders means the register of Shareholders kept by the Company in accordance with Section 169 of the Corporations Act (including any branch register and any computerised or electronic subregister established and administered under the ASX Settlement Operating Rules).

Related Body Corporate means a corporation which by virtue of the provisions of Section 50 of the Corporations Act is deemed to be related to the relevant corporation and related has a corresponding meaning.

Representative means a person authorised to act as a representative of a corporation under clause 12.25.

Restricted Securities has the meaning ascribed to it by the Listing Rules.

Restriction Deed means a ‘restriction deed’ or a ‘restriction notice’ within the meaning of those terms in the Listing Rules.

Seal means the common seal of the Company and includes any official seal and, where the context so admits, the Share Seal of the Company.

Secretary means any person appointed to perform the duties of a secretary of the Company.

Share means a share in the capital of the Company.

Shareholder means a person or company registered in the Register of Shareholders as the holder of one or more Shares and includes any person or company who is a member of the Company in accordance with or for the purposes of the Corporations Act.

Share Option means an option to require the Company to allot and issue a Share.

Share Seal means the duplicate common seal referred to in clause 18.3.

State means South Australia.

1.2	Corporations Act Definitions

Any word or expression defined in or for the purposes of the Corporations Act shall, unless otherwise defined in clause 1.1 or the context otherwise requires, have the same meaning when used in this Constitution, and the rules of interpretation specified in or otherwise applicable to the Corporations Act shall, unless the context otherwise requires, apply in the interpretation of this Constitution.

1.3	Status of Constitution

This Constitution is adopted by the Company in substitution for any former memorandum and articles of association or other consistent documents of the Company. To the extent permitted by law, the replaceable rules provided for in the Corporations Act do not apply to the Company.

1.4	Headings

Headings are inserted in this Constitution for convenience only, and shall not affect the interpretation of this Constitution.

1.5	Displacement of Replaceable Rules

The provisions of the Corporations Act that apply to public companies as replaceable rules are displaced completely by this Constitution in relation to the Company.

2.	SHARE CAPITAL AND VARIATION OF RIGHTS

2.1	Rights Attaching to Shares

Subject to this Constitution and to the terms of issue of Shares, all Shares attract the right to receive notice of and to attend and vote at all general meetings of the Company, the right to receive dividends, in a winding up or a reduction of capital, the right to participate equally in the distribution of the assets of the Company (both capital and surplus), subject to any amounts unpaid on the Share and, in the case of a reduction, to the terms of the reduction.

2.2	Issue of Shares

Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares, unissued Shares shall be under the control of the Directors and, subject to the Corporations Act, the Listing Rules and this Constitution, the Directors may at any time issue such number of Shares either as ordinary Shares or Shares of a named class or classes (being either an existing class or a new class) at the issue price that the Directors determine and with such preferred, deferred, or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors shall, in their absolute discretion, determine.

2.3	Share Options

Subject to the Listing Rules, the Directors may at any time and from time to time issue Share Options on such terms and conditions as the Directors shall, in their absolute discretion, determine.

2.4	Classes of Shares

If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied, whether or not the Company is being wound up, with the consent in writing of the holders of three quarters of the issued Shares of that class, or if authorised by a special resolution passed at a separate meeting of the holders of the Shares of the class. Any variation of rights under this clause 2.4 shall be subject to Part 2F.2 of Chapter 2F of the Corporations Act. The provisions of this Constitution relating to general meetings shall apply so far as they are capable of application and with necessary alterations to every such separate meeting except that a quorum is constituted by two persons who together hold or represent by proxy not less than one-third of the issued Shares of the class.

2.5	Preference Shares

Subject to the Listing Rules and the Corporations Act, the Company may issue preference Shares:

(a)	that are liable to be redeemed whether at the option of the Company or otherwise; and

(b)	including, without limitation preference shares of the kind described in clause 2.5(a) in accordance with the terms of Schedule 1.

2.6	Recognition of Trusts

Except as permitted or required by the Corporations Act, the Company shall not recognise a person as holding a Share or Share Option upon any trust.

2.7	Unregistered Interests

The Company is not bound by or compelled in any way to recognise any equitable, contingent, future or partial right or interest in any Share or Share Option (whether or not it has notice of the interest or right concerned) unless otherwise provided by this Constitution or by law, except an absolute right of ownership in the registered holder of the Share or Share Option.

2.8	Share Certificates and Share Option Certificates

Subject to the ASX Settlement Operating Rules (if applicable), clauses 4 and 8.5 and the Listing Rules, a person whose name is entered as a Shareholder in the Register of Shareholders is entitled without payment to receive a Share certificate or notice (as the case may be) in respect of the Share under the Seal in accordance with the Corporations Act but, in respect of a Share or Shares held jointly by several persons, the Company is not bound to issue more than one certificate or notice. Delivery of a certificate or notice for a Share to one of several joint Shareholders is sufficient delivery to all such holders. In addition:

(a)	Share certificates or notices in respect of Shares shall only be issued in accordance with the Listing Rules;

(b)	subject to this Constitution, the Company shall dispatch all appropriate Share certificates within 5 Business Days of the issue of any of its Shares and within 5 Business Days after the date upon which a transfer of any of its Shares is lodged with the Company;

(c)	where a Share certificate is lost, worn out or destroyed, the Company shall issue a duplicate certificate in accordance with the requirements of Section 1070D of the Corporations Act and the Listing Rules; and

(d)	the above provisions of this clause 2.8 shall, with necessary alterations, apply to Share Options.

If securities of the Company are CHESS Approved Securities and held in uncertificated mode, then the preceding provisions of this clause 2.8 do not apply to those Securities and the Company shall allot such CHESS Approved Securities and enter those CHESS Approved Securities into the Shareholder’s uncertificated holding in accordance with the Listing Rules and the ASX Settlement Operating Rules.

2.9	Section 1071H of the Corporations Act

Clause 2.8 shall not apply if and to the extent that, on an application by or on behalf of the Company, the ASIC has made a declaration under Section 1071H(5) of the Corporations Act published in the Commonwealth of Australia Gazette that the Company is a person in relation to whom Section 1071H of the Corporations Act does not apply.

2.10	Commissions

The Company may, subject to the Listing Rules, exercise the powers of paying commission conferred by Section 258C of the Corporations Act if the percentage or the amount of the commission paid or agreed to be paid is disclosed. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid Shares or partly in the one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

2.11	Restricted Securities

(a)	The Company shall comply in all respects with the requirements of the Listing Rules with respect to Restricted Securities.

(b)	Without limiting the generality of the above clause 2.11(a), if the Company is listed on ASX then, notwithstanding any other provision in this Constitution:

(i)	a holder of Restricted Securities must not dispose of, or agree or offer to dispose of, the securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the ASX;

(ii)	if the Restricted Securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the Restricted Securities are to be kept on the Company’s issuer sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those securities;

(iii)	the Company will refuse to acknowledge any disposal (including, without limitation to register any transfer) of Restricted Securities during the escrow period applicable to those securities except as permitted by the Listing Rules or the ASX;

(iv)	a holder of Restricted Securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those securities except as permitted by the Listing Rules or ASX; and

(v)	if a holder of Restricted Securities breaches a provision of the Company’s Constitution restricting a disposal of Restricted Securities, or breaches a Restriction Deed, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities for so long as the breach continues.

2.12	Non-Issue or Cancellation of Certificate

Notwithstanding any other provision of this Constitution, the Company need not issue a certificate, and may cancel any certificate without issuing a certificate in substitution, in respect of any Shares or Share Options of the Company in any circumstances where the non-issue or cancellation of that certificate is permitted by the Corporations Act, the Listing Rules or the ASX Settlement Operating Rules.

2.13	No Prohibition on Foreign Ownership

Nothing in this Constitution shall have the effect of limiting or restricting the ownership of any securities of the Company by foreign persons except where such limits or restrictions are prescribed by Australian law.

2.14	Payment of Interest out of Capital

Where any Shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a lengthened period the Company may pay interest on so much of such share capital as is paid up for the period and may charge this interest to capital as part of the cost of construction of the works, buildings or plant.

3.	MINIMUM SHAREHOLDING

3.1	Effect of this Clause

The provisions of this clause have effect notwithstanding any other provision of this Constitution, except clause 32.

3.2	Definitions

In this clause:

Authorised Price means the price per share of the Listed Securities equal to the simple average of the last sale prices of the Listed Securities quoted on ASX for each of the ten trading days immediately preceding the date of any offer received by the Company pursuant to clause 3.5.

Date of Adoption means the date upon which this clause is inserted in this Constitution by special resolution of the members of the Company.

Date of Effect has the meaning given in clause 3.13.

Minimum Shareholding means a number of shares equal to a “marketable parcel” of Listed Securities within the meaning of the Listing Rules.

Minority Member means a member holding less than the Minimum Shareholding on or at any time after the Date of Adoption.

Purchaser means the person or persons (including one or more members) whose offer or offers to purchase Listed Securities is or are accepted by the Company.

3.3	Minimum Shareholding

Subject to clauses 3.13 and 3.14, on and from the Date of Effect, the shareholding of a member which is less than the Minimum Shareholding may be sold, or arranged for sale, by the Company (on behalf of the member) pursuant to the provisions of this clause 3.

3.4	Sale of Listed Securities of Minority Member

Subject to clauses 3.13 and 3.14, on and from the Date of Effect, each Minority Member shall be deemed to have irrevocably appointed the Company as its agent:

(a)	to sell, or arrange for the sale, of all the Listed Securities held by the Minority Member at a price not less than the Authorised Price and without any cost being incurred by the Minority Member;

(b)	to deal with the proceeds of the sale of those Listed Securities in accordance with this clause; and

(c)	where the Listed Securities are CHESS Approved Securities held in uncertificated form, to initiate a Holding Adjustment (as defined in the ASX Settlement Operating Rules) to move the securities from the CHESS Holding (as defined in the ASX Settlement Operating Rules) of the Minority Member to an Issuer Sponsored Subholding or Certificated Holding (as defined in the ASX Settlement Operating Rules) for the sale of the Listed Securities.

3.5	Acceptance of Offer

Where the Company receives an offer for the purchase of all the Listed Securities of a Minority Member to whom this clause applies at the date of the offer at a price not less than the Authorised Price, the Company may accept the offer on behalf of that Minority Member.

3.6	Appointment of Attorney

The Company shall, by instrument in writing, appoint a person or persons to act as attorney or attorneys of each Minority Member to whom this clause applies, to execute an instrument or instruments of transfer of their Listed Securities to the Purchaser.

3.7	Transfer

Where:

(a)	all the Listed Securities of each Minority Member to whom this clause applies at any time are sold to one Purchaser; or

(b)	all the Listed Securities of two or more Minority Members to whom this clause applies at any time are sold to one Purchaser,

the transfer may be effected by one instrument of transfer.

3.8	Proceeds of Sale

The Company shall receive the aggregate proceeds of the sale of all of the Listed Securities of each Minority Member to whom this clause applies at any time and shall:

(a)	immediately cause the name of the Purchaser to be entered in the Register of Shareholders as the holder of the Listed Securities sold; and

(b)	as soon as is practicable, cause the pro rata proportions of the proceeds attributable to each Minority Member to be sent to each Minority Member by cheque mailed to its address in the Register of Shareholders (or in the case of joint holders, to the address of the holder whose name is shown first in the Register of Shareholders), this cheque to be made payable to the Minority Member (or, in the case of joint holders, to them jointly). In the case where a Minority Member’s whereabouts are unknown or where a Minority Member fails to return the share certificate or certificates (where required) relating to the Listed Securities sold, the proceeds of sale shall be applied in accordance with the applicable laws dealing with unclaimed moneys.

3.9	Receipt of Proceeds

The receipt by the Company of the proceeds of sale of Listed Securities of a Minority Member shall be a good discharge to the Purchaser of all liability in respect of the purchase of the Listed Securities.

3.10	Registration of Purchaser

Upon entry of the name of the Purchaser in the Register of Shareholders as the holder of the Listed Securities of a Minority Member to whom this clause applies:

(a)	the Purchaser shall not be bound to see to the regularity of the actions and proceedings of the Company pursuant to this Constitution or to the application of the proceeds of sale; and

(b)	the validity of the sale shall not be impeached by any person.

3.11	Remedies Limited

The remedy of any Minority Member to whom this clause applies in respect of the sale of the Minority Member’s Listed Securities is expressly limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

3.12	Cost of Sale of Listed Securities

The Company shall bear all the costs of the sale of the Listed Securities.

3.13	Exemption from Clause 3

(a)	The Company must give written notice to a Minority Member and, where the Shares are CHESS Approved Securities, to the Controlling Participant (as defined in the ASX Settlement Operating Rules) for the holding of the Minority Member, advising of the Company’s intention to sell, or arrange for the sale of, the Minority Member’s shareholding pursuant to this clause 3.

(b)	Unless the Minority Member, within 6 weeks from the date the notice was sent from the Company in accordance with this clause 3, gives written notice to the Company that it desires its shareholding to be exempted from clause 3, then the Company will be free to sell the Shares held by the relevant Minority Member immediately following expiry of the 6 week period in accordance with this clause 3 (Date of Effect).

(c)	Where Shares are CHESS Approved Securities, a written notice by the Company in terms of this clause shall comply with the ASX Settlement Operating Rules.

3.14	Notice to Exempt

Where a Minority Member has given written notice to the Company that it desires its shareholding to be exempted from clause 3 it may, at any time, revoke or withdraw that notice. In that event the provisions of clause 3 shall apply to the Minority Member.

3.15	Takeover Offer or Announcement

The Company shall not commence to sell Listed Securities comprising less than a Minimum Shareholding following the announcement of a takeover offer or takeover announcement for the Company.

3.16	Use by Company of Clause 3

This clause 3 may be invoked only once in any twelve month period after its adoption or re-adoption.

4.	UNCERTIFICATED HOLDINGS AND ELECTRONIC TRANSFERS

4.1	Electronic or Computerised Holding

The Directors may do anything they consider necessary or desirable and which is permitted under the Corporations Act and the Listing Rules to facilitate the participation by the Company in the CHESS System and any other computerised or electronic system established or recognised by the Corporations Act or the Listing Rules for the purposes of facilitating dealings in Shares or securities.

4.2	Statement of Holdings

Where the Directors have determined not to issue share certificates or to cancel existing Share certificates, a Shareholder shall have the right to receive such statements of the holdings of the Shareholder as are required to be distributed to a Shareholder under the Corporations Act or, for so long as the Company is listed on the ASX, the Listing Rules and the ASX Settlement Operating Rules.

4.3	Share Certificates

If the Directors determine to issue a certificate for Shares held by a Shareholder, the provisions in relation to Share certificates contained in clause 2 shall apply.

4.4	Listing Rules

The Company shall comply with the Listing Rules and the ASX Settlement Operating Rules in relation to the CHESS System.

5.	LIEN

5.1	Lien for Members Debts

The Company has a first and paramount lien on each Share (except where the Share is a Listed Security and is fully paid up) registered in a Shareholder’s name in respect of all money owed to the Company by the Shareholder (including any money payable under clause 5.2 to the extent that the Company has made a payment in respect of a liability or a requirement referred to in that clause) but not any unpaid call once the Share has been forfeited under section 254Q of the Corporations Act.

5.2	Generally

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future possible liability upon the Company to make any payments or empowers any government or taxing authority or governmental official to require the Company to make any payment in respect of any Shares held either jointly or solely by any Shareholder, or in respect of any transfer of Shares, or of any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any Shares or for or on account or in respect of any Shareholder, and whether in consequence of:

(a)	the death of such Shareholder;

(b)	the non-payment of any income tax or other tax by such Shareholder;

(c)	the non-payments of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Shareholder or by or out of the Shareholder’s estate; or

(d)	any other act or thing,

the Company in every case:

(a)	shall be fully indemnified by such Shareholder or its executor or administrator from all liability;

(b)	shall have a lien upon all dividends, bonuses and other moneys payable in respect of the Shares held either jointly or solely by this Shareholder for all moneys paid by the Company in respect of the Shares or in respect of any dividend, bonus or other money or for an account or in respect of this Shareholder under or in consequence of any law, together with interest at the Prescribed Rate from date of payment to date of repayment, and may deduct or set off against any dividend, bonus or other moneys so paid or payable by the Company together with interest at the Prescribed Rate;

(c)	may recover as a debt due from this Shareholder or its executor or administrator, wherever constituted or situate, any moneys paid by the Company under or in consequence of any such law and interest on these moneys at the Prescribed Rate and for the period mentioned above in excess of any dividend, bonus or other money as mentioned above then due or payable by the Company to such Shareholder; and

(d)	may, subject to the Listing Rules, if any such money be paid or payable by the Company under any such law, refuse to register a transfer of any Shares by this Shareholder or its executor or administrator until the money and interest mentioned above is set off or deducted or, in case the money and interest exceeds the amount of any dividend, bonus or other money then due or payable by the Company to the Shareholder, until this excess is paid to the Company.

Nothing contained in this clause shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company, and, as between the Company and every such Shareholder, its executor, administrator and estate, wherever constituted or situate, any right or remedy which this law shall confer on the Company shall be enforceable by the Company.

5.3	Exemption

The Directors may at any time exempt a Share wholly or in part from the provisions of this clause 5.

5.4	Dividends

Whenever the Company has a lien on a Share, the lien extends to all dividends payable in respect of the Share.

5.5	Sale of Shares

Subject to clause 5.6, the Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien.

5.6	Restrictions on Sale

A Share on which the Company has a lien shall not be sold unless:

(a)	the sum in respect of which the lien exists is presently payable; and

(b)	the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the Share or the person entitled to the Share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and demanding payment of, that part of the amount in respect of which the lien exists as is presently payable.

5.7	Person Authorised to Sign Transfers

For the purpose of giving effect to a sale of a Share under clause 5.5, the Directors may authorise a person to transfer the Shares sold to the purchaser of the Shares. The Company shall register the purchaser as the holder of the Shares comprised in any such transfer and the purchaser is not bound to see to the application of the purchase money. The title of the purchaser to the Shares is not affected by any irregularity or invalidity in connection with the sale.

5.8	Proceeds of Sale

The proceeds of a sale under clause 5.5 shall be applied by the Company in payment of that part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

5.9	Protection of Lien under ASX Settlement Operating Rules

The Company may do all such things as may be necessary or appropriate for it to do under the ASX Settlement Operating Rules to protect any lien, charge or other right to which it may be entitled under any law or this Constitution.

5.10	Further Powers re Forfeited Shares and Liens

Where a transfer following the sale of any Shares after forfeiture or for enforcing a lien, charge or right to which the Company is entitled under any law or under this Constitution is effected by an ASX Settlement Transfer, the Company may do all things necessary or desirable for it to do under the ASX Settlement Operating Rules in relation to that transfer.

6.	CALLS ON SHARES

6.1	Calls

(a)	The Directors may by resolution make calls on Shareholders of partly paid Shares to satisfy the whole or part of the debt owing on those Shares provide that the dates for payment of those Shares were not fixed at the time of issue.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

(c)	A call may be required or permitted to be paid by instalments.

(d)	Failure to send a notice of a call to any Shareholder or the non-receipt of a notice by any Shareholder does not invalidate the call.

6.2	Payment of Calls

A Shareholder to whom notice of a call is given in accordance with this Constitution must pay to the Company the amount called in accordance with the notice.

6.3	Quoted Shares

(a)	The Directors must not make the date for payment of calls, (Due Date), for Shareholders who hold quoted partly paid Shares, less than 30 Business Days and no more than 40 Business Days from the date the Company dispatches notices to relevant Shareholders that a call is made.

(b)	If after a call is made, new Shareholders purchase the same class of Share subject to the call, or if the holdings of the original Shareholders on whom the call was made change, Directors must dispatch a notice informing these Shareholders that a call has been made at least 4 days before the Due Date.

(c)	The Company must enter a call payment on the Company register no more than 5 Business Days after the Due Date.

6.4	Unquoted Shares

The Directors must not make the Due Date for Shareholders who hold unquoted partly paid Shares, less than 5 Business Days from the date the Company dispatches notices to relevant Shareholders that a call is made.

6.5	Joint Liability

The joint holders of a Share are jointly and severally liable to pay all calls in respect of the Share.

6.6	Deemed Calls

Any amount that, by the terms of issue of a Share, becomes payable on allotment or at a fixed date, shall for the purposes of this Constitution be deemed to be a call duly made and payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the amount had become payable by virtue of a call duly made and notified.

6.7	Differentiation between Shareholders

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

6.8	Payments in Advance of Calls

The Directors may accept from a Shareholder the whole or any part of the amount unpaid on a Share although no part of that amount has been called up, in which case the Directors shall nominate whether the amount so paid is to be treated as capital or a loan to the Company by the Shareholder, and:

(a)	if the amount paid is nominated to be capital, it shall be deemed as from the date of the nomination to have been applied in paying up (so far as it will extend) the unpaid balance of the total issue price of the Share, but the dividend entitlement attaching to the Share shall remain as it was prior to the payment so made until there is a call in respect of the Share under this clause 6 of an amount equal to or greater than the amount so paid; or

(b)	if the amount paid is nominated to be a loan to the Company, it shall carry interest at a rate, not exceeding the Prescribed Rate, as is agreed between the Directors and the Shareholder, shall not be repayable unless the Directors so determine, shall not confer on the Shareholder any rights attributable to subscribed capital, and shall, unless so repaid, be applied in payment of calls on the Share as and when the calls become due.

6.9	Outstanding Moneys

Any moneys payable in respect of a call made in accordance with this Constitution which remain outstanding shall from and including the day for payment until the date payment is received bear interest at the Prescribed Rate.

6.10	Revocation or Postponement

The Directors may revoke or postpone a call in accordance with the Listing Rules and/or the Corporations Act, if revocation or postponement is not prohibited by either.

6.11	Compliance with Listing Rules and Corporations Act

The Company shall comply with the Listing Rules and the Corporations Act in relation to calls. All Listing Rule requirements in relation to calls are not covered in this Constitution.

7.	FORFEITURE OF SHARES

7.1	Failure to Pay Call

If a Shareholder fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time after this day during the time any part of the call or instalment remains unpaid (but subject to this clause 7.1) serve a notice on the Shareholder requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued. The notice shall name a further day being not less than 14 days after the date of notice on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

7.2	Forfeiture

If the requirements of a notice served under clause 7.1 are not complied with, any Share in respect of which a call is unpaid at the expiration of 14 days after the day for its payment may be forfeited by a resolution of the Directors to that effect. Such a forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

7.3	Sale of Forfeited Shares

A forfeited Share may be sold or otherwise disposed of on the terms and in the manner that the Directors determine and, at any time before a sale or disposition, the forfeiture may be cancelled on the terms the Directors determine.

7.4	Continuing Liability

A person whose Shares have been forfeited ceases to be a Shareholder in respect of the forfeited Shares, but remains liable to pay the Company all money that, at the date of forfeiture, was payable by the Shareholder to the Company in respect of the Shares (including interest at the Prescribed Rate from the date of forfeiture on the money for the time being unpaid if the Directors decide to enforce payment of the interest), but the person’s liability ceases if and when the Company receives payment in full of all the money (including interest) payable in respect of the Shares.

7.5	Officer’s Statement Prima Facie Evidence

A statement in writing declaring that the person making the statement is a Director or a Secretary of the Company, and that a Share in the Company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share.

7.6	Procedures

The Company may receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share, and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of. Upon the execution of the transfer, the transferee shall be registered as the holder of the Share and is not bound to see to the application of any money paid as consideration. The title of the transferee to the Share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Share.

7.7	Listing Rules and ASX Settlement Operating Rules

The Company shall comply with the Listing Rules with respect to forfeited Shares and may do all such things as may be necessary or appropriate for it to do under the ASX Settlement Operating Rules to protect any lien, charge or other right to which it may be entitled under any law or this Constitution.

8.	TRANSFER OF SHARES

8.1	Form of Transfer

Subject to this Constitution, Shareholders may transfer any Share held by them by:

(a)	an ASX Settlement Transfer or any other method of transferring or dealing in Shares introduced by ASX or operated in accordance with the ASX Settlement Operating Rules or Listing Rules and in any such case recognised under the Corporations Act; or

(b)	an instrument in writing in any usual or common form or in any other form that the Directors approve.

8.2	CHESS Transfers

(a)	The Company must comply with all obligations imposed on the Company under the Corporations Act, the Listing Rules and the ASX Settlement Operating Rules in respect of an ASX Settlement Transfer or any other transfer of Shares.

(b)	Notwithstanding any other provision in this Constitution, the Company must not prevent, delay or interfere with the registration of an ASX Settlement Transfer or any other transfer of Shares.

8.3	Participation in CHESS

The Directors may do anything they consider necessary or desirable and which is permitted under the Corporations Act, the Listing Rules and the ASX Settlement Operating Rules to facilitate participation by the Company in any system established or recognised by the Corporations Act and the Listing Rules or the ASX Settlement Operating Rules in respect of transfers of or dealings in marketable securities.

8.4	Registration Procedure

Where an instrument of transfer referred to in clause 8.1(b) is to be used by a Shareholder to transfer Shares, the following provisions apply:

(a)	the instrument of transfer must be executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Act;

(b)	the instrument of transfer shall be left at the Registered Office for registration accompanied by the certificate for the Shares to be transferred (if any) and such other evidence as the Directors may require to prove the title of the transferor and its right to transfer the shares;

(c)	a fee shall not be charged on the registration of a transfer of Shares or other securities; and

(d)	on registration of a transfer of Shares, the Company must cancel the old certificate (if any).

8.5	Transfer fee for off market transfer form

Subject to the Corporations Act and the Listing Rules, the Company may charge a reasonable fee to register a transfer or issue a new Share certificate for off-market Share transfers.

8.6	Power to Refuse to Register

The Directors may refuse to register any transfer of Shares (other than an ASX Settlement Transfer) where:

(a)	the Listing Rules permit the Company to do so;

(b)	the Listing Rules require the Company to do so; or

(c)	the transfer is a transfer of Restricted Securities which is or might be in breach of the Listing Rules or any escrow agreement entered into by the Company in relation to such Restricted Securities pursuant to the Listing Rules.

Where the Directors refuse to register a transfer in accordance with this clause, they shall send notice of the refusal and the precise reasons for the refusal to the transferee and the lodging broker (if any) in accordance with the Listing Rules.

8.7	Closure of Register

Subject to the Listing Rules and the ASX Settlement Operating Rules, the Register of Shareholders may be closed during such time as the Directors may determine, not exceeding 30 days in each calendar year or any one period of more than 5 consecutive Business Days.

8.8	Retention of Transfers by Company

All instruments of transfer which are registered will be retained by the Company, but any instrument of transfer which the Directors decline or refuse to register (except in the case of fraud) shall on demand be returned to the transferee.

8.9	Powers of Attorney

Any power of attorney granted by a Shareholder empowering the donee to transfer Shares which may be lodged, produced or exhibited to the Company or any Officer of the Company will be taken and deemed to continue and remain in full force and effect, as between the Company and the grantor of that power, and the power of attorney may be acted on, until express notice in writing that it has been revoked or notice of the death of the grantor has been given and lodged at the Registered Office or at the place where the Register of Shareholders is kept.

8.10	Other Securities

The provisions of this clause 8 shall apply, with necessary alterations, to any other Listed Securities for the time being issued by the Company.

8.11	Branch Register

The Company may cause a Register of Shareholders to be kept in any place (including without limitation, a branch register) and the Directors may from time to time make such provisions as they (subject to the Corporations Act, the Listing Rules and the ASX Settlement Operating Rules) may think fit with respect to the keeping of any such Register.

8.12	Compliance with ASX Settlement Operating Rules

The Company shall comply with the ASX Settlement Operating Rules and the Listing Rules in relation to all matters covered by those rules.

8.13	Issuer Sponsored Subregister

The Company may establish and maintain an issuer sponsored subregister in compliance with any relevant provisions of the Corporations Act, the Listing Rules or the ASX Settlement Operating Rules.

8.14	Transferor Holds Shares until Registration of Transfer

A transferor of Shares remains the registered holder of the Shares transferred until an ASX Settlement Transfer has taken effect in accordance with the ASX Settlement Operating Rules or the transfer is registered in the name of the transferee and is entered in the Register of Shareholders in respect of them, whichever is the earlier.

9.	TRANSMISSION OF SHARES

9.1	Death of Shareholder Leaving a Will

On the death of a Shareholder who leaves a will appointing an executor, the executor shall be entitled as from the date of death, and on behalf of the deceased Shareholder’s estate, to the same dividends and other advantages and to the same rights whether in relation to meetings of the Company, or voting or otherwise, as the Shareholder would have been entitled to if the Shareholder had not died, whether or not probate of the will has been granted. Nevertheless, if probate of the will is granted to a person or persons other than the executor first referred to in this clause 9, the person’s executor’s rights shall cease, and these rights shall only be exercisable by the person or persons to whom probate is granted as provided in clauses 9.2 and 9.3. The estate of a deceased Shareholder will not be released from any liability to the Company in respect of the Shares.

9.2	Death or Bankruptcy of Shareholder

Subject to clause 9.1, where the registered holder of a Share dies or becomes bankrupt, its personal representative or the trustee of its estate, as the case may be, shall be entitled upon the production of such information as is properly required by the Directors, to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if the Shareholder had not died or become bankrupt.

9.3	Registration by Transmission or to Beneficiary

A person becoming entitled to a Share in consequence of the death or, subject to the Bankruptcy Act 1966, the bankruptcy of a Shareholder may, upon information being produced that is properly required by the Directors, elect by written notice to the Company either to be registered it as holder of the Share or to have some other person nominated by the person registered as the transferee of the Share. If this person elects to have another person registered, the person shall execute a transfer of the Share to that other person.

9.4	Limitations to Apply

All the limitations, restrictions and provisions of this Constitution relating to the right to transfer Shares and the registration of a transfer of Shares are applicable to any notice or transfer as if the death or bankruptcy of the Shareholder had not occurred and the notice or transfer were a transfer signed by that Shareholder.

9.5	Death of a Joint Holder

In the case of the death of a Shareholder who was a joint holder, the survivor or survivors shall be the only persons recognised by the Company as having any title to the deceased’s interest in the Shares, but this clause 9.5 does not release the estate of a deceased joint holder from any liability in respect of a Share that had been jointly held by this person with one or more other persons.

9.6	Joint Personal Representatives

Where two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they shall, for the purpose of this Constitution, be deemed to be joint holders of the Share.

9.7	ASX Settlement Transfer

In the case of an ASX Settlement Transfer the provisions of this clause 9 are subject to any obligation imposed on the Company or the person entitled to the relevant Shares on the death or bankruptcy of a member by the Listing Rules, the ASX Settlement Operating Rules or any law.

9.8	Joint Holders

If more than three persons are registered as holders of Shares in the Company in the Register of Shareholders (or a request is made to register more than three persons), then only the first three persons will be regarded as holders of Shares in the Company and all other names will be disregarded by the Company for all purposes.

10.	CHANGES TO CAPITAL STRUCTURE

10.1	Alterations to Capital

Subject to the Listing Rules, the Company may, by ordinary resolution:

(a)	issue new Shares of such amount specified in the resolution;

(b)	consolidate and divide all or any of its Shares into Shares of larger amount than its existing Shares;

(c)	subject to the Listing Rules, sub-divide all or any of its Shares into Shares of smaller amount, but so that in the sub-division the proportion between the amount paid and the amount (if any) unpaid on each such Share of a smaller amount remains the same; and

(d)	cancel Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or have been forfeited and, subject to the Corporations Act, reduce the amount of its share capital by the amount of the Shares so cancelled.

10.2	Reduction of Capital

(a)	Subject to the Corporations Act and the Listing Rules, the Company may reduce its share capital in any way including, but not limited to, distributing to Shareholders securities of any other body corporate.

(b)	Where the Company reduces its share capital by way of a distribution of shares or other securities in another body corporate:

(i)	the Shareholders agree, and are deemed to have agreed, to become members of that body corporate and agree to be bound by the constitution of that body corporate; and

(ii)	in the case of a transfer in such shares or securities, each Shareholder appoints the Company and any two of its Directors as its agent to execute any instrument of transfer of shares or other securities, and any other document, required to give effect to the distribution of shares or securities to that Shareholder and to record that Shareholder as the registered holder of the shares or other securities in that body corporate.

10.3	Buy-Backs

(a)	In this clause “Buy-Back Provisions” means the provisions of Part 2J.1 Division 2 of the Corporations Act.

(b)	The Company may, subject to the Corporations Act and the Listing Rules and in accordance with the Buy-Back Provisions, purchase its own Shares on such terms and at such times as may be determined by the Directors from time to time:

(c)	The Company may give financial assistance to any person or entity for the purchase of its own Shares in accordance with the Buy-Back Provisions on such terms and at such times as may be determined by the Directors from time to time.

11.	GENERAL MEETINGS

11.1	Convening of General Meetings of Shareholders

The Directors may, by a resolution passed by a majority of Directors, convene a general meeting of Shareholders in accordance with this clause 11 and the requirements of the Corporations Act.

11.2	Postponement of a General Meeting of Shareholders

The Directors may, subject to the Corporations Act and the Listing Rules, postpone a meeting of Shareholders or change the place for a general meeting of Shareholders by giving written notice to ASX. If a meeting of Shareholders is postponed for one month or more, the Company must give new notice of the postponed meeting.

11.3	Cancellation of a General Meeting of Shareholders

(a)	A general meeting of Shareholders convened by the Directors in accordance with clause 11.1 may be cancelled by a resolution passed by a majority of Directors.

(b)	Notice of the cancellation of a general meeting of Shareholders must be given to the Shareholders in accordance with clause 25, but notice of such cancellation must be given to each Shareholder not less than two (2) days prior to the date on which the meeting was proposed to be held.

11.4	Convening of General Meetings of Shareholders by a Director

Any Director may, whenever the Director thinks fit, convene a general meeting of Shareholders, and a general meeting shall also be convened on requisition as is provided for by the Corporations Act, or in default, may be convened by such requisitions as empowered to do so by the Corporations Act. If there are no Directors for the time being, a Secretary may convene a general meeting of Shareholders for the purpose of enabling the election of Directors but for no other purpose. A general meeting may be held at two or more venues simultaneously using any technology that gives the Shareholders as a whole a reasonable opportunity to participate.

11.5	Notice

A notice of a general meeting shall be given in accordance with the requirements of the Corporations Act, clause 25 and the Listing Rules, and:

(a)	must specify the place, the day and the time of the meeting, which, in the case of a meeting convened by or on behalf of the Directors, place may include, whether alone or in combination with a specified physical location, an electronic location that does not require the physical presence of Shareholders at the same location;

(b)	must state the general nature of the business to be transacted at the meeting;

(c)	must include such statements about the appointment of proxies as are required by the Corporations Act;

(d)	must specify a place for the purposes of receipt of proxy appointments; and

(e)	may specify an electronic address for the purposes of receipt of proxy appointments,

and shall include any other information required to be included in the notice by the Listing Rules. The non-receipt of a notice of a general meeting by a Shareholder or the accidental omission to give this notice to a Shareholder shall not invalidate any resolution passed at the meeting.

11.6	Business at General Meeting

Subject to the Corporations Act, only matters that appear in a notice of meeting shall be dealt with at a general meeting or an annual general meeting, as the case may be.

11.7	Notice to Home Branch

(a)	The Company shall notify the Home Branch of any meeting at which Directors are to be elected at least 5 Business Days before the closing day for receipt of nominations for Directors, and in any other case (other than a meeting to pass a special resolution) at least 10 Business Days before the meeting is held, and in the case of a meeting convened to pass a special resolution, at least 15 Business Days before the meeting is held. All notices convening meetings shall specify the place, date and hour of the meeting, and shall set out all resolutions to be put to the meeting.

(b)	The Company shall notify the Home Branch as soon as is practicable after any general meeting in the case of special business as to whether or not the resolutions were carried and in the case of ordinary business as to which of those resolutions were not carried or were amended or were withdrawn.

11.8	Annual General Meeting

An annual general meeting shall be held in accordance with the requirements of the Corporations Act.

12.	PROCEEDINGS AT GENERAL MEETINGS

12.1	Quorum

No business shall be transacted at any general meeting unless a quorum is present comprising 2 Shareholders present in person, by proxy, attorney or Representative. For the purpose of determining whether a quorum is present, a person attending as a proxy, attorney or Representative, shall be deemed to be the Shareholder present in person. If a quorum is not present within 30 minutes after the time appointed for a general meeting, the meeting, if convened upon a requisition shall be dissolved, but in any other case, it shall stand adjourned to a date and place to be fixed by the Directors. If at such adjourned meeting a quorum is not present, the Shareholders present in person, by proxy, attorney or Representative shall constitute a quorum.

12.2	Persons Entitled to Attend a General Meeting

The persons entitled to attend a general meeting shall be:

(a)	Shareholders, in person, by proxy, attorney or Representative;

(b)	Directors;

(c)	the Auditor; and

(d)	any other person or persons as the chairman may approve.

12.3	Refusal of Admission to Meetings

The chairman of a general meeting may refuse admission to a person, or require a person to leave and not return to, a meeting if the person:

(a)	refuses to permit examination of any article in the person’s possession;

(b)	is in possession of any:

(i)	electronic or recording device;

(ii)	placard or banner; or

(iii)	other article,

which the chairman considers to be dangerous, offensive or liable to cause disruption; or

(c)	causes any disruption to the meeting.

12.4	Chairman

The person elected as the chairman of the Directors’ meeting under clause 15.9 shall, if willing, preside as chairman at every general meeting. Where a general meeting is held and a chairman has not been elected under clause 15.9 or the chairman or, in the chairman’s absence, the vice-chairman is not present within 15 minutes after the time appointed for holding of the meeting or is unwilling to act:

(a)	the Directors present may elect a chairman of the meeting; or

(b)	if no chairman is elected in accordance with subsection (a), the Shareholders present shall elect one of their number to be the acting chairman of the meeting.

12.5	Vacating Chair

At any time during a meeting and in respect of any specific item or items of business, the chairman may elect to vacate the chair in favour of another person nominated by the chairman (which person must be a Director unless no Director is present or willing to act). That person is to be taken to be the chairman and will have all the power of the chairman (other than the power to adjourn the meeting), during the consideration of that item of business or those items of business.

12.6	Disputes Concerning Procedure

If there is a dispute at a general meeting about a question of procedure, the chairman may determine the question.

12.7	General Conduct

The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting will be determined by the chairman, including the procedure for the conduct of the election of Directors.

12.8	Casting Vote

In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

12.9	Adjournment

The chairman may, with the consent of the meeting, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted on the resumption of any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. A poll cannot be demanded on any resolution concerning the adjournment of a general meeting except by the chairman.

12.10	Notice of Resumption of Adjourned Meeting

When a meeting is adjourned for 30 days or more, notice of the resumption of the adjourned meeting shall be given in the same manner as for the original meeting, but otherwise, it is not necessary to give any notice of any adjournment or of the business to be transacted on the resumption of the adjourned meeting.

12.11	Voting Rights

Subject to any rights or restrictions for the time being attached to any class or classes of Shares, at meetings of Shareholders or classes of Shareholders:

(a)	each Shareholder entitled to vote may vote in person or by proxy, attorney or Representative;

(b)	on a show of hands, every person present who is a Shareholder or a proxy, attorney or Representative of a Shareholder has one vote; and

(c)	on a poll, every person present who is a Shareholder or a proxy, attorney or Representative of a Shareholder shall, in respect of each fully paid Share held by the Shareholder, or in respect of which the Shareholder is appointed a proxy, attorney or Representative, have one vote for the Share, but in respect of partly paid Shares, shall have such number of votes being equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable in respect of those Shares (excluding amounts credited).

12.12	Voting - Show of Hands

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded in accordance with clause 12.14.

12.13	Results of Voting

Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of general meetings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

12.14	Poll

A poll may be demanded before or immediately upon the declaration of the result of the show of hands by:

(a)	the chairman of the general meeting;

(b)	at least 5 Shareholders present in person or by proxy, attorney or Representative having the right to vote on the resolution; or

(c)	any one or more Shareholders holding not less than 5% of the total voting rights of all Shareholders having the right to vote on the resolution.

12.15	Manner of Taking Poll

If a poll is duly demanded, it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

12.16	Meeting May Continue

A demand for a poll shall not prevent the continuation of the meeting for the transaction of other business.

12.17	Voting by Joint Holders

In the case of joint holders of Shares, the vote of the senior who tenders a vote, whether in person or by proxy, attorney or Representative, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the Register of Shareholders.

12.18	Shareholder under Disability

If a Shareholder is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, the Shareholder’s committee or trustee or any other person that properly has the management of the Shareholder’s estate may exercise any rights of the Shareholder in relation to a general meeting as if the committee, trustee or other person were the Shareholder.

12.19	Payment of Calls

A Shareholder is not entitled to any vote at a general meeting unless all calls presently payable by the Shareholder in respect of Shares have been paid. Nothing in this clause prevents such a Shareholder from voting at a general meeting in relation to any other Shares held by that Shareholder provided all calls and other sums payable by the Shareholder have been paid on those other Shares.

12.20	Objection to Voting

An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered. This objection shall be referred to the chairman of the meeting, whose decision shall be final. A vote not disallowed pursuant to such an objection is valid for all purposes.

12.21	Direct Voting

(a)	The Directors may determine that the Shareholders who are entitled to vote at a meeting of Shareholders be entitled to vote by way of Direct Vote.

(b)	The Directors may prescribe any regulations, rules and procedures regarding the giving of a Direct Vote (including without limitation in respect of the form, method and timing of a Direct Vote in order for such vote to be valid).

12.22	Proxies

A Shareholder who is entitled to attend and cast a vote at a general meeting may appoint a person as the Shareholder’s proxy to attend and vote for the Shareholder at the general meeting. The appointment may specify the proportion or number of votes that the proxy may exercise. Each Shareholder may appoint a proxy. A Shareholder who is entitled to cast 2 or more votes at the meeting may appoint 2 proxies. If the Shareholder appoints 2 proxies and the appointment does not specify the proportion of votes that the proxy may exercise, each proxy may exercise half the votes. Any fraction of votes resulting from the application of this clause 12.22 shall be disregarded. An instrument appointing a proxy:

(a)	shall be in writing under the hand of the appointor or of the appointer’s attorney, or, if the appointor is a corporation, executed in accordance with the Corporations Act;

(b)	may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument;

(c)	shall be deemed to confer authority to demand or join in demanding a poll;

(d)	shall be in such form as the Directors determine and which complies with Division 6 of Part 2G.2 of the Corporations Act;

(e)	shall not be valid unless the original instrument and the power of attorney or other authority (if any) under which the instrument is signed, or a copy which appears on its face to be an authentic copy of that proxy, power or authority, is or are deposited or sent by facsimile or other electronic transmission to the Registered Office, or at such other place (being the place or being in the reasonable proximity of the place at which the meeting is to be held) as is specified for that purpose in the notice convening the meeting, duly stamped where necessary, by the time (being not less than 48 hours) prior to the commencement of the meeting (or the resumption of the meeting if the meeting is adjourned and notice is given in accordance with clause 12.10) as shall be specified in the notice convening the meeting (or the notice under clause 12.10, as the case may be); and

(f)	shall comply with the Listing Rules.

12.23	Electronic Appointment of Proxy

For the purposes of clause 12.22, an appointment received at an electronic address will be taken to be signed by the appointor if:

(a)	a personal identification code allocated by the Company to the appointor has been input into the appointment; or

(b)	the appointment has been verified in another manner approved by the Directors.

12.24	Proxy Votes

A vote given in accordance with the terms of an instrument of proxy is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or the authority under which the instrument was executed) or the transfer of the Share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at the Registered Office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

12.25	Representatives of Corporate Shareholders

A body corporate (the appointor) that is a Shareholder may authorise, in accordance with Section 250D of the Corporations Act, by resolution of its Directors or other governing body, such person or persons as it may determine to act as its Representative at any general meeting of the Company or of any class of Shareholders. A person so authorised shall be entitled to exercise all the rights and privileges of the appointor as a Shareholder. When a Representative is present at a general meeting of the Company, the appointor shall be deemed to be personally present at the meeting unless the Representative is otherwise entitled to be present at the meeting. The original form of appointment of a Representative, a certified copy of the appointment, or a certificate of the body corporate evidencing the appointment of a Representative is evidence of a Representative having been appointed.

12.26	Virtual meetings

For the purpose of clauses 11 and 12, where the Directors have convened a general meeting to be held by electronic means, but not in any other instance, then any references to ‘present’ or ‘present in person’ shall be taken to include being physically present at a physical location or present by electronic means using the designated technology.

13.	THE DIRECTORS

13.1	Number of Directors

The Company shall at all times have at least 3 Directors. The number of Directors shall not exceed 10. Subject to the Corporations Act, the Company may, by ordinary resolution, increase or reduce the number of Directors and may also determine in what rotation the increased or reduced number is to go out of office. Subject to any resolution of the Company determining the maximum and minimum numbers of Directors, the Directors may from time to time determine the respective number of Executive and Non-Executive Directors.

13.2	Rotation of Directors

Subject to clause 17.4, at the Company’s annual general meeting in every year, one-third of the Directors for the time being, or, if their number is not a multiple of 3, then the number nearest one-third (rounded upwards in case of doubt), shall retire from office, provided always that no Director except a Managing Director shall hold office for a period in excess of 3 years, or until the third annual general meeting following the Director’s appointment, whichever is the longer, without submitting themselves for re-election. The Directors to retire at an annual general meeting are those who have been longest in office since their last election, but, as between persons who became Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by drawing lots. A retiring Director is eligible for re-election. An election of Directors shall take place each year.

13.3	Election of Directors

Subject to the provisions of this Constitution, the Company may elect a person as a Director by resolution passed in general meeting. A Director elected at a general meeting is taken to have been elected with effect immediately after the end of that general meeting unless the resolution by which the Director was appointed or elected specifies a different time. No person other than a Director seeking re-election shall be eligible for election to the office of Director at any general meeting unless the person or some Shareholder intending to propose the person’s nomination has, at least 30 Business Days before the meeting, left at the Registered Office a notice in writing duly signed by the nominee giving its consent to the nomination and signifying the nominee’s candidature for the office or the intention of the Shareholder to propose the person. Notice of every candidature for election as a Director shall be given to each Shareholder with or as part of the notice of the meeting at which the election is to take place. The Company shall observe the requirements of Section 225 of the Corporations Act with respect to the election of Directors. If the number of nominations exceeds the vacancies available having regard to clause 13.1, the order in which the candidates shall be put up for election shall be determined by the drawing of lots supervised by the Directors and once sufficient candidates have been elected to fill up the vacancies available, the remaining candidates shall be deemed defeated without the need for votes to be taken on their election.

13.4	Additional Directors

The Directors may at any time appoint a person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the maximum number specified by this Constitution. Any Director so appointed holds office only until the next following annual general meeting and is then eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation (if any) at that meeting.

13.5	Removal of Director

The Company may by resolution remove any Director before the expiration of the Director’s period of office, and may by resolution appoint another person in the Director’s place. The person so appointed is subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

13.6	Vacation of Office

The office of Director shall automatically become vacant if the Director:

(a)	ceases to be a Director by virtue of Section 203D or any other provision of the Corporations Act;

(b)	becomes bankrupt or makes any arrangement or composition with the Director’s creditors generally;

(c)	becomes prohibited from being a Director by reason of any order made under the Corporations Act;

(d)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(e)	resigns the Director’s office by notice in writing to the Company;

(f)	is removed from office under clause 13.5; or

(g)	is absent for more than 6 months, without permission of the Directors, from meetings of the Directors held during that period.

13.7	Remuneration

The Directors shall be paid out of the funds of the Company, by way of remuneration for their services as Directors. Subject to clause 13.8 below, the total aggregate fixed sum per annum to be paid to the Directors (excluding salaries of executive Directors) from time to time will not exceed the sum determined by the Shareholders in general meeting and the total aggregate fixed sum will be divided between the Directors as the Directors shall determine and, in default of agreement between them, then in equal shares. No non-executive Director shall be paid as part or whole of the Director’s remuneration a commission on or a percentage of profits or a commission or a percentage of operating revenue, and no executive Director shall be paid as whole or part of the Director’s remuneration a commission on or percentage of operating revenue. The remuneration of a Director shall be deemed to accrue from day to day.

13.8	Initial Fees to Directors

The total aggregate fixed sum per annum to be paid to Directors (excluding salaries of executive Directors) in accordance with clause 13.7 shall initially be $400,000 and may be varied by ordinary resolution of the Shareholders in General Meeting.

13.9	Expenses

The Directors shall be entitled to be paid reasonable travelling, hotel and other expenses incurred by them respectively in or about the performance of their duties as Directors. If any of the Directors being willing are called upon to perform extra services or make any special exertions on behalf of the Company or its business, the Directors may remunerate this Director in accordance with such services or exertions, and this remuneration may be either in addition to or in substitution for the Director’s share in the remuneration provided for by clause 13.7.

13.10	No Share Qualification

A Director is not required to hold any Shares.

14.	POWERS AND DUTIES OF DIRECTORS

14.1	Management of the Company

Subject to the Corporations Act and the Listing Rules and to any other provision of this Constitution, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and forming the Company, and may exercise all such powers of the Company as are not, by the Corporations Act or the Listing Rules or by this Constitution, required to be exercised by the Company in general meeting.

14.2	Borrowings

Without limiting the generality of clause 14.1, the Directors may at any time:

(a)	exercise all powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person;

(b)	subject to Shareholder approval, sell or otherwise dispose of the whole or any part of the assets, undertakings and other properties of the Company or any that may be acquired on such terms and conditions as they may deem advisable, but:

(i)	if the Company is listed on ASX, the Company shall comply with the Listing Rules which relate to the sale or disposal of a company’s assets, undertakings or other properties; and

(ii)	on the sale or disposition of the Company’s main undertaking or on the liquidation of the Company, no commission or fee shall be paid to any Director or Directors or to any liquidator of the Company unless it shall have been ratified by the Company in general meeting, with prior notification of the amount of such proposed payments having been given to all Shareholders at least 7 days prior to the meeting at which any such payment is to be considered; and

(c)	take any action necessary or desirable to enable the Company to comply with the Listing Rules.

14.3	Attorneys

The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes, with the powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), for the period and subject to the conditions as they think fit. This power of attorney may contain provisions for the protection and convenience of persons dealing with the attorney as the Directors may determine and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in the person.

14.4	Cheques, etc.

All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by any two Directors or in any other manner as the Directors determine.

14.5	Retirement Benefits for Directors

The Directors may at any time, subject to the Listing Rules, adopt any scheme or plan which they consider to be in the interests of the Company and which is designed to provide retiring or superannuation benefits for both present and future non-executive Directors, and they may from time to time vary this scheme or plan. Any scheme or plan may be effected by agreements entered into by the Company with individual Directors, or by the establishment of a separate trust or fund, or in any other manner the Directors consider proper. The Directors may attach any terms and conditions to any entitlement under any such scheme or plan that they think fit, including, without limitation, a minimum period of service by a Director before the accrual of any entitlement and the acceptance by the Directors of a prescribed retiring age. No scheme or plan shall operate to confer upon any Director or on any of the dependants of any Director any benefits exceeding those contemplated in Section 200F of the Corporations Act or the Listing Rules, except with the approval of the Company in general meeting.

14.6	Securities to Directors or Shareholders

If a Director acting solely in the capacity of Director of the Company shall become personally liable for the payment of any sum primarily due by the Company, the Directors may create any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the persons or person so becoming liable from any loss in respect of such liability.

15.	PROCEEDINGS OF DIRECTORS

15.1	Convening a Meeting

A Director may at any time, and a Secretary shall, whenever requested to do so by one or more Directors, convene a meeting of the Directors, but not less than 48 hours’ notice of every such meeting shall be given to each Director either by personal telephone contact or in writing by the convenor of the meeting. The Directors may by unanimous resolution agree to shorter notice. An accidental omission to send a notice of a meeting of Directors to any Director or the non-receipt of such a notice by any Director does not invalidate the proceedings, or any resolution passed, at the meeting.

15.2	Procedure at Meetings

The Directors may meet together for the despatch of business and adjourn and, subject to this clause 15, otherwise regulate the meetings as they think fit.

15.3	Quorum

No business shall be transacted at any meeting of Directors unless a quorum is present, comprising 2 Directors present in person, or by instantaneous communication device, notwithstanding that less than 2 Directors may be permitted to vote on any particular resolution or resolutions at that meeting for any reason whatsoever. Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, one or more of the Directors may call a general meeting of the Company to deal with the matter.

15.4	Secretary May Attend and Be Heard

The Secretary is entitled to attend any meeting of Directors and is entitled to be heard on any matter dealt with at any meeting of Directors.

15.5	Majority Decisions

Questions arising at any meeting of Directors shall be decided by a majority of votes. A resolution passed by a majority of Directors shall for all purposes be deemed a determination of “the Directors”. An Alternate Director has one vote for each Director for whom the Alternate Director is an alternate. If an Alternate Director is also a Director, the Alternate Director also has a vote as a Director.

15.6	Casting Votes

In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote, but the chairman shall have no casting vote where only 2 Directors are competent to vote on the question.

15.7	Alternate Directors

A Director may appoint any person to be an alternate Director in the Director’s place during any period as the Director thinks fit, and the following provisions shall apply with respect to any alternate Director:

(a)	the alternate Director is entitled to notice of meetings of the Directors and, if the appointer Director’s appointor Director is not present at such a meeting, the alternate Director is entitled to attend and vote in the place of the absent Director;

(b)	the alternate Director may exercise any powers that the alternate Director’s appointor Director may exercise, and the exercise of any such power by the alternate Director shall be deemed to be the exercise of the power by the alternate Director’s appointor Director;

(c)	the alternate Director is subject to the provisions of this Constitution which apply to Directors, except that Alternate Directors are not entitled in that capacity to any remuneration from the Company;

(d)	the alternate Director is not required to hold any Shares;

(e)	the alternate Director’s appointment may be terminated at any time by the alternate Director’s appointor Director notwithstanding that the period of the appointment of the alternate Director has not expired, and the appointment shall terminate in any event if the alternate Director’s appointor Director vacates office as a Director; and

(f)	the appointment, or the termination of an appointment, of an alternate Director shall be effected by a written notice signed by the Director who made the appointment given to the Company.

15.8	Continuing Directors May Act

In the event of a vacancy or vacancies in the office of a Director, the remaining Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purposes of appointing a Director or Directors, or in order to convene a general meeting of the Company.

15.9	Chairman

The Directors shall elect from their number a chairman of their meetings and may determine the period for which the Director is to hold office. Where a Directors’ meeting is held and a chairman has not been elected or is not present at the meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present shall elect one of their number to be the acting chairman of the meeting. The Directors may elect a Director as deputy chairman to act as chairman in the chairman’s absence.

15.10	Committees

The Directors may delegate any of their powers to a committee or committees consisting of such of their number as they think fit. The Directors may at any time revoke any such delegation of power. A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the Directors, and a power so exercised shall be deemed to have been exercised by the Directors. The members of such a committee may elect one of their number as chairman of their meetings. Questions arising at a meeting of a committee shall be determined by a majority of votes of the members present and voting. In the case of an equality of votes, the chairman shall have a casting vote.

15.11	Written Resolutions

A resolution in writing signed by all the Directors for the time being (or their respective alternate Directors), except those Directors (or their alternates) who expressly indicate their abstention in writing to the Company and those who would not be permitted, by virtue of Section 195 of the Corporations Act to vote, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. This resolution may consist of several documents in like form, each signed by one or more Directors. Copies of the documents to be signed under this clause must be sent to every Director who is entitled to vote on the resolution. The resolution is taken to have been passed when the last Director signs the relevant documents. A telex, telegram, facsimile transmission or other document produced by mechanical or electronic means and bearing the signature of the Director, printed mechanically and with the Director’s authority, shall be deemed to be a document in writing signed by the Directors.

15.12	Defective Appointment

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be, or to act as, a Director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a Director or to be a member of the committee.

15.13	Directors May Hold Other Offices

A Director may hold any other office or place of profit in or in relation to the Company (except that of Auditor) in conjunction with the Director’s office of Director and on any terms as to remuneration or otherwise that the Directors shall approve.

15.14	Directors May Hold Shares, etc.

A Director may be or become a Shareholder in or director of or hold any other office or place of profit in or in relation to any other company promoted by the Company or in which the Company may be interested, whether as a vendor, Shareholder or otherwise.

15.15	Directors Not Accountable for Benefits

No Director shall be accountable for any benefits received as the holder of any other office or place of profit in or in relation to the Company or any other company referred to in clause 15.14 or as a Shareholder in or director of any such company.

15.16	Disclosure of Interests in Related Matters

As required by the Corporations Act, a Director must give the Directors notice of any material personal interest in a matter that relates to the affairs of the Company. No Director shall be disqualified by the Director’s office from contracting with the Company whether as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided or prejudiced on that account, nor shall any Director be liable to account to the Company for any profit arising from any such contract or agreement by reason only of such Director holding that office or of the fiduciary relationship thereby established, but a Director who has a material interest in a matter that is being considered at a meeting of the Directors must not vote on the matter (or in relation to a proposed resolution under Section 195(2) of the Corporations Act in relation to the matter) and must not be present while the matter (or a proposed resolution of that kind) is being considered at the meeting, except where the material interest is an interest that the Director has as a Shareholder of the Company and in common with the other Shareholders of the Company or where a resolution has been passed in accordance with Section 195(2) of the Corporations Act, in which cases the Director may be present but may not vote. Nothing in this Constitution shall be read or construed so as to place on a Director any restrictions other than those required by Section 195 of the Corporations Act or the Listing Rules.

15.17	Disclosure of Shareholding

A Director must give to the Company such information about the Shares or other securities in the Company in which the Director has a relevant interest and at the times that the Secretary requires, to enable the Company to comply with any disclosure obligations it has under the Corporations Act or the Listing Rules.

15.18	Related Body Corporate Contracts

A Director shall not be deemed to be interested or to have been at any time interested in any contract or arrangement by reason only that in a case where the contract or arrangement has been or will be made with, for the benefit of, or on behalf of a Related Body Corporate, the Director is a Shareholder in that Related Body Corporate.

15.19	Voting, Affixation of Seal

A Director may in all respects act as a Director in relation to any contract or arrangement in which the Director is interested, including, without limiting the generality of the above, in relation to the use of the Company’s common seal, but a Director may not vote in relation to any contract or proposed contract or arrangement in which the Director has directly or indirectly a material interest.

15.20	Home Branch to be Advised

The Directors shall advise the Home Branch without delay of any material contract involving Director’s or Directors’ interests. The advice shall include at least the following information:

(a)	the names of the parties to the contract;

(b)	the name or names of the Director or Directors who has or have any material interest in the contract;

(c)	particulars of the contract; and

(d)	particulars of the relevant Director’s or Directors’ interest or interests in that contract.

16.	MEETING BY INSTANTANEOUS COMMUNICATION DEVICE

16.1	Meetings to be Effectual

A Director shall be entitled to attend a Directors’ meeting by means of an instantaneous communication device rather than in person. In those circumstances, a Director shall still receive all materials and information to be made available for the purposes of the Directors’ meeting.

For the purposes of this Constitution, the contemporaneous linking together by instantaneous communication device of a number of consenting Directors not less than the quorum, whether or not any one or more of the Directors is out of Australia, shall be deemed to constitute a Directors’ meeting and all the provisions of this Constitution as to the Directors’ meetings shall apply to such meetings held by instantaneous communication device so long as the following conditions are met:

(a)	all the directors for the time being entitled to receive notice of the Directors’ meeting (including any alternate for any Director) shall be entitled to notice of a meeting by instantaneous communication device for the purposes of such meeting. Notice of any such Directors’ meeting shall be given on the instantaneous communication device or in any other manner permitted by this Constitution;

(b)	each of the Directors taking part in the Directors’ meeting by instantaneous communication device must be able to hear each of the other Directors taking part at the commencement of the Directors’ meeting; and

(c)	at the commencement of the Directors’ meeting each Director must acknowledge the Director’s presence for the purpose of a Directors’ meeting of the Company to all the other Directors taking part.

A Directors’ meeting held by instantaneous communication device shall be deemed to have been held at the Registered Office.

16.2	Procedure at Meetings

A Director may leave a Directors’ meeting held under clause 16.1 by informing the Chairman of the Directors’ meeting and then disconnecting the Director’s instantaneous communication device. Unless this procedure has been followed a Director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the Directors’ meeting by instantaneous communication device.

16.3	Minutes

A minute of the proceedings at a meeting held under clause 16.1 shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman or the person taking the chair at the meeting under clause 16.1.

16.4	Definition

For the purposes of this Constitution, “instantaneous communication device” shall include telephone, television or any other audio or visual device which permits instantaneous communication.

17.	MANAGING and executive DIRECTORs

17.1	Appointment

The Directors may from time to time appoint one of their number to the office of managing director (“Managing Director”) of the Company or to any other office, (except that of Auditor), or employment under the Company, either for a fixed term or at will, but not for life and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment. A Director other than a Managing Director so appointed is in this Constitution referred to as an executive director (“Executive Director”). The appointment of a Managing Director or Executive Director so appointed automatically terminates if he ceases for any reason to be a Director.

17.2	Remuneration

Subject to clause 13.7, a Managing Director or Executive Director shall, subject to the terms of any agreement entered into in a particular case, receive remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

17.3	Powers

The Directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a Managing Director or Executive Director any of the powers exercisable by them. Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors. The Directors may at any time withdraw or vary any of the powers so conferred on a Managing Director.

17.4	Rotation

A Managing Director shall not retire by rotation in accordance with clause 13.2, but Executive Directors shall.

17.5	Secretary

A Secretary of the Company shall hold office on such terms and conditions, as to remuneration and otherwise, as the Directors determine. There must be at least one Secretary of the Company at all times.

18.	SEALS

18.1	Common Seal

Subject to the Corporations Act, the Company may have a Seal. The Directors shall provide for the safe custody of the Seal. The Seal shall only be used by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the Seal. Every document to which the Seal is affixed shall be signed by a Director and countersigned by another Director, (who may be an alternate Director) a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

18.2	Execution of Documents Without a Seal

The Company may execute a document without using the Seal if the document is signed by:

(a)	two Directors; or

(b)	a Director and a Secretary.

18.3	Share Seal

Subject to the Corporations Act, the Company may have a duplicate Seal, known as the Share Seal, which shall be a facsimile of the Seal with the addition on its face of the words “Share Seal”, and the following provisions shall apply to its use:

(a)	any certificate for Shares may be issued under the Share Seal and if so issued shall be deemed to be sealed with the Seal;

(b)	subject to the following provisions of this clause 18.3, the signatures required by clause 18.1 on a document to which the Seal is affixed may be imposed by some mechanical means;

(c)	subject to the following provisions of this clause 18.3, the Directors may determine the manner in which the Share Seal shall be affixed to any document and by whom a document to which the Share Seal is affixed shall be signed, and whether any signature so required on such a document must be actually written on the document or whether it may be imposed by some mechanical means;

(d)	the only documents on which the Share Seal may be used shall be Share or stock unit certificates, debentures or certificates of debenture stock, secured or unsecured notes, option certificates and any certificates or other documents evidencing any Share Options or rights to take up any Shares in or debenture stock or debentures or notes of the Company; and

(e)	signatures shall not be imposed by mechanical means nor (except when the requirements of clause 18.1 as to signatures are complied with) shall the Share Seal be used on any certificate or other document mentioned in clause 18.3(d) unless the certificate or other document has first been approved for sealing or signature (as the case may be) by the Board or other authorised person or persons.

19.	ACCOUNTS, AUDIT AND RECORDS

19.1	Accounting records to be kept

The Directors shall cause proper accounting and other records to be kept by the Company and shall distribute copies of the Company’s accounts and reports as required by the Corporations Act and the Listing Rules.

19.2	Audit

The Company shall comply with the requirements of the Corporations Act and the Listing Rules as to the audit of accounts, registers and records.

19.3	Inspection

The Directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Shareholders other than Directors. A Shareholder other than a Director shall not be entitled to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

20.	MINUTES

20.1	Minutes to be Kept

The Directors shall cause to be kept, in accordance with Section 1306 of the Corporations Act, minutes of:

(a)	all proceedings of general meetings and Directors meetings; and

(b)	all appointments of Officers and persons ceasing to be Officers.

20.2	Signature of Minutes

All minutes shall be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting.

20.3	Requirements of the Corporations Act

The Company and the Officers shall comply with the requirements of Part 2G.3 of Chapter 2G of the Corporations Act.

21.	DIVIDENDS AND RESERVES

21.1	Dividends

Subject to and in accordance with the Corporations Act, the Listing Rules, the rights of any preference Shareholders and to the rights of the holders of any shares created or raised under any special arrangement as to dividend, the Directors may from time to time declare a dividend to be paid to the Shareholders entitled to the dividend. Subject to the rights of any preference Shareholders and to the rights of the holders of any shares created or raised under any special arrangement as to dividend, the dividend as declared shall be payable on all Shares according to the proportion that the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) in respect of such Shares.

21.2	Interim Dividend

The Directors may from time to time pay to the Shareholders any interim dividends that they may determine.

21.3	No Interest

No dividend shall carry interest as against the Company.

21.4	Reserves

The Directors may set aside out of the profits of the Company any amounts that they may determine as reserves, to be applied at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied. Pending any application of the reserves, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.

21.5	Alternative Method of Payment of Dividend

When declaring any dividend and subject at all times to the Corporations Act and the Listing Rules, the Directors may:

(a)	direct payment of the dividend to be made wholly or in part by the distribution of specific assets or documents of title (including, without limitation, paid-up Shares, debentures or debenture stock of this or any other company, gold, gold or mint certificates or receipts and like documents) or in any one of more of these ways, and where any difficulty arises with regard to the distribution the Directors may settle it as they think expedient and in particular may issue fractional certificates and may fix the value for distribution of specific assets or any part of them and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to adjust the rights of all parties and may vest any of these specific assets in trustees upon trusts for the persons entitled to the dividend as may seem expedient to the Directors; or

(b)	direct that a dividend be payable to particular Shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining Shareholders wholly or partly or of any other particular fund or reserve or out of profits derived from any other particular source and may so direct notwithstanding that by so doing the dividend will form part of the assessable income for taxation purposes of some Shareholders and will not form part of the assessable income of others.

For the purposes of this clause, the Company is authorised to distribute securities of another body corporate by way of dividend and, on behalf of the Shareholders, provide the consent of each Shareholder to becoming a member of that body corporate and the agreement of each Shareholder to being bound by the constitution of that body corporate.

21.6	Payment of Dividends

All dividends shall be dispatched simultaneously to the Shareholders entitled to the dividend. Any dividend payable may be paid by:

(a)	cheque sent through the mail directed to:

(i)	the address of the Shareholder shown in the Register of Shareholders or to the address of the joint holders of Shares shown first in the Register of Shareholders; or

(ii)	an address which the Shareholder has, or joint holders have, in writing notified the Company as the address to which dividends should be sent;

(b)	electronic funds transfer to an account with a bank or other financial institution nominated by the Shareholder and acceptable to the Company; or

(c)	any other means determined by the Directors.

21.7	Unclaimed Dividends

Except as otherwise provided by statute, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

22.	CAPITALISATION OF PROFITS

22.1	Capitalisation

The Directors, subject to the Listing Rules, may from time to time determine to capitalise any amount, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Shareholders, and that that amount be applied, in any of the ways mentioned in clause 22.2 for the benefit of Shareholders in the proportions to which those Shareholders would have been entitled in a distribution of that amount by way of dividend.

22.2	Application of Capitalised Amounts

The ways in which an amount may be applied for the benefit of Shareholders under clause 22.1 are:

(a)	in paying up any amounts unpaid on Shares held by Shareholders;

(b)	in paying up in full unissued Shares or debentures to be issued to Shareholders as fully paid; or

(c)	partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

22.3	Procedures

The Directors shall do all things necessary to give effect to the resolution referred to in clause 22.1 and, in particular, to the extent necessary to adjust the rights of the Shareholders among themselves, may:

(a)	issue fractional certificates or make cash payments in cases where Shares or debentures could only be issued in fractions; and

(b)	authorise any person to make, on behalf of all the Shareholders entitled to any further Shares or debentures upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any further Shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under an authority referred to in paragraph (b) is effective and binding on all the Shareholders concerned.

23.	BONUS SHARE PLAN

23.1	Authorisation of Bonus Share Plan

Subject to the Listing Rules and the Corporations Act, the Company may, by ordinary resolution in general meeting, authorise the Directors to implement a Bonus Share Plan on such terms and conditions as are referred to in the resolution and which plan provides for any dividend which the Directors may declare from time to time under clause 21, less any amount which the Company shall either pursuant to this Constitution or any law be entitled or obliged to retain, not to be payable on Shares which are participating Shares in the Bonus Share Plan but for those Shares to carry instead an entitlement to receive an allotment of additional fully paid ordinary Shares to be issued as bonus Shares.

23.2	Amendment and Revocation

Any resolution passed by the Company in general meeting pursuant to clause 23.1 may, at any time, be amended or revoked by the Company by ordinary resolution in general meeting.

24.	DIVIDEND REINVESTMENT PLAN

24.1	Authorisation of Dividend Reinvestment Plan

Subject to the Listing Rules and the Corporations Act, the Company may, by resolution of the Directors, implement a Dividend Reinvestment Plan on such terms and conditions as are referred to in the resolution and which plan provides for any dividend which the Directors may declare from time to time under clause 21 and payable on Shares which are participating Shares in the Dividend Reinvestment Plan, less any amount which the Company shall either pursuant to this Constitution or any law be entitled or obliged to retain, to be applied by the Company to the payment of the subscription price of ordinary fully paid Shares.

24.2	Amendment and Revocation

Any resolution passed by the Company in general meeting pursuant to clause 24.1 may, at any time, be amended or revoked by the Company by ordinary resolution in general meeting.

25.	NOTICES

25.1	Service

A notice may be given by the Company to any Shareholder either by:

(a)	serving it on the Shareholder personally; or

(b)	by sending it by post to the Shareholder at the Shareholder’s address as shown in the Register of Shareholders or the address supplied by the Shareholder to the Company for the giving of notices to this person. Notices to Shareholders whose registered address is outside Australia shall be sent by airmail or, where applicable, by the means provided for by clause 25.7; or

(c)	be sending it to the electronic address (if any) nominated by the member.

25.2	Deemed receipt of Notice

A notice will be deemed to be received by a Shareholder when:

(a)	where a notice is served personally, service of the notice shall be deemed to be effected when hand delivered to the member in person;

(b)	where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected, in the case of a notice of a meeting, on the date after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post;

(c)	where a notice is sent by facsimile, service of the notice shall be deemed to be effected upon confirmation being received by the Company that all pages of the notice have been successfully transmitted to the member’s facsimile machine at the facsimile number nominated by the member; and

(d)	where a notice is sent to an electronic address by electronic means, service of the notice shall be deemed to be effected once sent by the Company to the electronic address nominated by the member (regardless of whether or not the notice is actually received by the member).

25.3	Notice to Joint Holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder first named in the Register of Shareholders in respect of the Share.

25.4	Notices to Personal Representatives and Others

A notice may be given by the Company to a person entitled to a Share in consequence of the death or bankruptcy of a Shareholder by serving it on the Shareholder or by sending it to the Shareholder by post addressed to the person by name or by the title or representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy has not occurred.

25.5	Persons Entitled to Notice

Notice of every general meeting shall be given to:

(a)	every Shareholder;

(b)	every person entitled to a Share in consequence of the death or bankruptcy of a Shareholder who, but for the person’s death or bankruptcy, would be entitled to receive notice of the meeting;

(c)	every Director or Alternate Director;

(d)	the Auditor for the time being; and

(e)	if the Company has issued and there are currently any Listed Securities, the Home Branch.

No other person is entitled to receive notices of general meetings.

25.6	Change of Address

The Company shall acknowledge receipt of all notifications of change of address by Shareholders.

25.7	Incorrect Address

Where the Company has bona fide reason to believe that a Shareholder is not known at the Shareholder’s registered address, and the Company has subsequently made an enquiry in writing at that address as to the whereabouts of the Shareholder and this enquiry either elicits no response or a response indicating that the Shareholder or the Shareholder’s present whereabouts are unknown, all future notices will be deemed to be given to the Shareholder if the notice is exhibited in the Registered Office (or, in the case of a member registered on a Branch Register, in a conspicuous place in the place where the Branch Register is kept) for a period of 48 hours (and shall be deemed to be duly served at the commencement of that period) unless and until the Shareholder informs the Company of a new address to which the Company may send the Shareholder notices (which new address shall be deemed the Shareholder’s registered address).

26.	WINDING UP

26.1	Distribution in Kind

If the Company is wound up, the liquidator may, with the authority of a special resolution, divide among the Shareholders in kind the whole or any part of the property of the Company, and may for that purpose set a value as the liquidator considers fair upon any property to be so decided, and may determine how the division is to be carried out as between the Shareholders or different classes of Shareholders.

26.2	Trust for Shareholders

The liquidator may, with the authority of a special resolution, vest the whole or any part of any property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Shareholder is compelled to accept any Shares or other securities in respect of which there is any liability.

26.3	Distribution in Proportion to Shares Held

Subject to the rights of Shareholders (if any) entitled to Shares with special rights in a winding-up and the Corporations Act all monies and property that are to be distributed among Shareholders on a winding-up, shall be distributed in proportion to the Shares held by them respectively, irrespective of the amount paid-up or credited as paid-up on the Shares.

27.	INDEMNITIES AND INSURANCE

27.1	Liability to Third Parties

The Company:

(a)	indemnifies and agrees to keep indemnified every director, principal executive officer or secretary of the Company;

(b)	may, by deed, indemnify or agree to indemnify an officer (other than a director, principal executive officer or secretary) of the Company,

against a liability to another person, other than the Company or a related body corporate of the Company, PROVIDED THAT:

(c)	the provisions of the Corporations Act (including, but not limited to, Chapter 2E) are complied with in relation to the giving of the indemnity; and

(d)	the liability does not arise in respect of conduct involving a lack of good faith on the part of the officer.

27.2	Defending Proceedings

The Company:

(a)	hereby indemnifies and agrees to keep indemnified every director, principal executive officer and secretary of the Company; and

(b)	may, by deed, indemnify or agree to indemnify an officer of the Company (other than a director, principal executive officer or secretary);

out of the property of the Company in relation to the period during which that officer held the officer’s office against a liability for costs and expenses incurred by that officer in that capacity:

(c)	in defending proceedings, whether civil or criminal, in which:

(i)	judgment is given in favour of that officer; or

(ii)	that officer is acquitted; or

(d)	in connection with an application in relation to any proceedings referred to in clause 27.2(c) in which relief is granted to that officer by the Court under the Corporations Act.

27.3	Insurance

The Company or a related body corporate of the Company may pay, or agree to pay, a premium under a contract insuring an officer in relation to the period during which that officer held that office, including in respect of a liability for costs and expenses incurred by a person in defending civil or criminal proceedings whether or not the officer has successfully defended themselves in these proceedings, provided that:

(a)	the provisions of the Corporations Act (including, but not limited to, Chapter 2E) are complied with in relation to the payment of the premium; and

(b)	the liability does not arise out of conduct involving a wilful breach of duty to the Company or a contravention of Sections 184(2) or (3) of the Corporations Act.

27.4	Disclosure

Subject to any exception provided for in the Corporations Act, full particulars of the Company’s indemnities and insurance premiums in relation to the officers must be included each financial year in the directors’ report required to be prepared under Section 298(1) of the Corporations Act.

27.5	Definition

For the purposes of this clause 27, “officer” means:

(a)	a director, secretary or executive officer of the Company, whether past, present or future by whatever name called and whether or not validly appointed to occupy or duly authorised to act in such a position; and

(b)	any person who by virtue of any applicable legislation or law is deemed to be a director or officer of the Company, including without limitation, the persons defined as an officer of a company by Section 9 of the Corporations Act.

Nothing in this clause 27 precludes the Company from indemnifying employees (other than officers) and consultants or sub-contractors where the Directors consider it is necessary or appropriate in the exercise of their powers to manage the Company.

28.	DIRECTORS ACCESS TO INFORMATION

Where the Directors consider it appropriate, the Company may:

(a)	give a former Director access to certain papers, including documents provided or available to the Directors and other papers referred to in those documents; and

(b)	bind itself in any contract with a Director or former Director to give the access.

29.	OVERSEAS SHAREHOLDERS

Each Shareholder with a registered address outside Australia acknowledges that, with the approval of the Home Branch, the Company may, as contemplated by the Listing Rules, arrange for a nominee to dispose of any of its entitlement to participate in any issue of Shares or Share Options by the Company to Shareholders.

30.	LOCAL MANAGEMENT

30.1	Local Management

The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality whether in or outside the State in such manner as it thinks fit and the provisions contained in clauses 30.2, 30.3 and 30.4 shall be without prejudice to the general powers conferred by this clause 30.1.

30.2	Local Boards or Agencies

The Directors may at any time and from time to time establish any local boards or agencies for managing any of the affairs of the Company in any specified locality and appoint any persons to be Shareholders of a local board or any managers or agents and may fix their remuneration. The Directors may from time to time and at any time delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors other than the power of making calls and may authorise the Shareholders for the time being of any local board or any of them to fill up any vacancies on a local board and to act notwithstanding vacancies. This appointment or delegation may be made on the terms and subject to the conditions that the Directors think fit and the Directors may at any time remove any person so appointed and may annul or vary any or all of this delegation.

30.3	Appointment of Attorneys

The Company may at any time and from time to time by power of attorney appoint any person or persons to be the attorney or attorneys of the Company for purposes and with powers, authorities and discretions (not exceeding those vested in or exercisable by the Company) and for the period and subject to the conditions that the Company may from time to time think fit. This appointment may (if the Company thinks fit) be made in favour of the Shareholders or any of the Shareholders of any local board established under clause 30.2 or in favour of any company or of the Shareholders, directors, nominees or managers of any company or firm or in favour of any fluctuating body of persons whether or not nominated directly by the Company. The power of attorney may contain any provisions for the protection or convenience of persons dealing with such attorney or attorneys that the Company thinks fit.

30.4	Authority of Attorneys

Any such delegates or attorneys as appointed under this Constitution may be authorised by the Company to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

31.	DISCOVERY

Save as provided by the Corporations Act or the Listing Rules no Shareholder shall be entitled to require discovery of any information in respect of any details of the Company’s trading or any matter which is or may be in the nature of a trade secret, mystery of trade or technical process which may relate to the business of the Company and which in the opinion of the Directors it would be expedient in the interests of the Shareholders of the Company to communicate.

32.	COMPLIANCE (OR INCONSISTENCY) WITH THE LISTING RULES

If the Company is admitted to the Official List of ASX, the following clauses apply:

(a)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of inconsistency.

33.	INADVERTENT OMISSIONS

If for some formality required by this Constitution is inadvertently omitted or is not carried out the omission does not invalidate any resolution, act, matter or thing which but for the omission would have been valid unless it is proved to the satisfaction of the Directors that the omission has directly prejudiced any Shareholder financially. The decision of the Directors is final and binding on all Shareholders.

34.	PARTIAL TAKEOVER PLEBISCITES

34.1	Resolution to Approve Proportional Off-Market Bid

(a)	Where offers have been made under a proportional off-market bid in respect of a class of securities of the Company (“bid class securities”), the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the proportional off-market bid is prohibited unless and until a resolution (in this clause 34 referred to as a “prescribed resolution”) to approve the proportional off-market bid is passed in accordance with the provisions of this Constitution.

(b)	A person (other than the bidder or a person associated with the bidder) who, as at the end of the day on which the first offer under the proportional off-market bid was made, held bid class securities is entitled to vote on a prescribed resolution and, for the purposes of so voting, is entitled to one vote for each of the bid class securities.

(c)	A prescribed resolution is to be voted on at a meeting, convened and conducted by the Company, of the persons entitled to vote on the prescribed resolution.

(d)	A prescribed resolution that has been voted on is to taken to have been passed if the proportion that the number of votes in favour of the prescribed resolution bears to the total number of votes on the prescribed resolution is greater than one half, and otherwise is taken to have been rejected.

34.2	Meetings

(a)	The provisions of this Constitution that apply in relation to a general meeting of the Company apply, with modifications as the circumstances require, in relation to a meeting that is convened pursuant to this clause 34.2 as if the last mentioned meeting was a general meeting of the Company.

(b)	Where takeover offers have been made under a proportional off-market bid, the Directors are to ensure that a prescribed resolution to approve the proportional off-market bid is voted on in accordance with this clause 34 before the 14th day before the last day of the bid period for the proportional off-market bid (the “resolution deadline”).

34.3	Notice of Prescribed Resolution

Where a prescribed resolution to approve a proportional off-market bid is voted on in accordance with this clause 34 before the resolution deadline, the Company is, on or before the resolution deadline:

(a)	to give the bidder; and

(b)	if the Company is listed – each relevant financial market (as defined in the Corporations Act) in relation to the Company;

a notice in writing stating that a prescribed resolution to approve the proportional off-market bid has been voted on and that the prescribed resolution has been passed, or has been rejected, as the case requires.

34.4	Takeover Resolution Deemed Passed

Where, at the end of the day before the resolution deadline, no prescribed resolution to approve the proportional off-market bid has been voted on in accordance with this clause 34, a resolution to approve the proportional off-market bid is to be, for the purposes of this clause 34, deemed to have been passed in accordance with this clause 34.

34.5	Takeover Resolution Rejected

Where a prescribed resolution to approve a proportional off-market bid under which offers have been made is voted on in accordance with this clause 34 before the resolution deadline, and is rejected, then:

(a)	despite Section 652A of the Corporations Act:

(i)	all offers under the proportional off-market bid that have not been accepted as at the end of the resolution deadline; and

(ii)	all offers under the proportional off-market bid that have been accepted and from whose acceptance binding contracts have not resulted as at the end of the resolution deadline,

are deemed to be withdrawn at the end of the resolution deadline;

(b)	as soon as practicable after the resolution deadline, the bidder must return to each person who has accepted any of the offers referred to in clause 34.5(a)(ii) any documents that were sent by the person to the bidder with the acceptance of the offer;

(c)	the bidder:

(i)	is entitled to rescind; and

(ii)	must rescind as soon as practicable after the resolution deadline,

each binding takeover contract resulting from the acceptance of an offer made under the proportional off-market bid; and

(d)	a person who has accepted an offer made under the proportional off-market bid is entitled to rescind the takeover contract (if any) resulting from the acceptance.

34.6	Renewal

This clause 34 ceases to have effect on the third anniversary of the date of the adoption of the last renewal of this clause 34.

35.	TRANSITIONAL

35.1	Provisions Relating to Official Quotation of Securities

Subject to clause 35.2 the provisions of this Constitution which relate to the official quotation of the Company’s securities on ASX (Official Quotation), including but not limited to clauses which refer to ASX, the Listing Rules, the ASX Settlement Operating Rules, the Home Exchange, CHESS, Restricted Securities or Listed Securities shall not come into effect until such time as the Company is admitted to the official list of entities that ASX has admitted and not removed.

35.2	Severance

To the extent that any of the provisions of this Constitution referred to in clause 35.1 above can continue to have effect following severance of the matters relating to Official Quotation, then such provisions shall be valid and effectual, notwithstanding clause 35.1, as from the date of adoption of this Constitution by special resolution of the members of the Company.

SCHEDULE 1 - PREFERENCE SHARES (Clause 2.5)

1.	In this schedule, unless the context otherwise requires:

Dividend Date means, in relation to a Preference Share, a date specified in the Issue Resolution on which a dividend in respect of that Preference Share is payable.

Dividend Rate means, in relation to a Preference Share, the term specified in the Issue Resolution for the calculation of the amount of dividend to be paid in respect of that Preference Share on any Dividend Date, which calculation may be wholly or partly established by reference to an algebraic formula.

Franked Dividend has the same meaning ascribed to Franked Distribution in Part 3-6 of the Tax Act.

Issue Resolution means the resolution specified in clause 4 of this schedule.

Preference Share means a preference share issued under clause 2.5.

Redeemable Preference Share means a Preference Share which the Issue Resolution specified as being, or being at the option of the Company to be, liable to be redeemed.

Redemption Amount means, in relation to a Redeemable Preference Share, the amount specified to be paid on redemption of the Redeemable Preference Share.

Redemption Date means, in relation to a Redeemable Preference Share, the date specified in the Issue Resolution for the redemption of that Preference Share.

Tax Act means the Income Tax Assessment Act 1997.

2.	Each Preference Share confers upon its holder:

(a)	the right in a winding up to payment in cash of the capital (including any premium) then paid up on it, and any arrears of dividend in respect of that Preference Share, in priority to any other class of Shares;

(b)	the right in priority to any payment of dividend to any other class of Shares to a cumulative preferential dividend payable on each Dividend Date in relation to that Preference Share calculated in accordance with the Dividend Rate in relation to that Preference Share; and

(c)	no right to participate beyond the extent elsewhere specified in clause 2 of this schedule in surplus assets or profits of the Company, whether in a winding up or otherwise.

3.	Each Preference Share also confers upon its holder the same rights as the holders of ordinary Shares to receive notices, reports, audited accounts and balance sheets of the Company and to attend general meetings and confers upon its holder the right to vote at any general meeting of the Company in each of the following circumstances and in no others:

(a)	during a period during which a dividend (or part of a dividend) in respect of the Preference Share is in arrears;

(b)	on a proposal to reduce the Company’s share capital;

(c)	on a resolution to approve the terms of a buy-back agreement;

(d)	on a proposal that affects rights attached to the Preference Share;

(e)	on a proposal to wind up the Company;

(f)	on a proposal for the disposal of the whole of the Company’s property, business and undertaking; and

(g)	during the winding up of the Company.

4.	The Board may only allot a Preference Share where by resolution it specifies the Dividend Date, the Dividend Rate, and whether the Preference Share is or is not, or at the option of the Company is to be, liable to be redeemed, and, if the Preference Share is a Redeemable Preference Share, the Redemption Amount and Redemption Date for that Redeemable Preference Share and any other terms and conditions to apply to that Preference Share.

5.	The Issue Resolution in establishing the Dividend Rate for a Preference Share may specify that the dividend is to be one of:

(a)	fixed;

(b)	variable depending upon any variation of the respective values of any factors in an algebraic formula specified in the Issue Resolution; or

(c)	variable depending upon such other factors as the Directors may specify in the Issue Resolution,

and may also specify that the dividend is to be a Franked Dividend or not a Franked Dividend.

6.	Where the Issue Resolution specifies that the dividend to be paid in respect of the Preference Share is to be a Franked Dividend the Issue Resolution may also specify:

(a)	the extent to which such dividend is to be franked (within the meaning of the Tax Act); and

(b)	the consequences of any dividend paid not being so franked, which may include a provision for an increase in the amount of the dividend to such an extent or by reference to such factors as may be specified in the Issue Resolution.

7.	Subject to the Corporations Act, the Company must redeem a Redeemable Preference Share on issue:

(a)	on the specified date where the Company, at least 15 Business Days before that date, has given a notice to the holder of that Redeemable Preference Share stating that the Redeemable Preference Share will be so redeemed on the specified date; and

(b)	in any event, on the Redemption Date,

but no Redeemable Preference Share may be redeemed and no notice of redemption may be given before the second anniversary of the date upon which that Redeemable Preference Share is issued.

8.	The certificate issued by the Company in relation to any Preference Share must specify in relation to that Preference Share:

(a)	the date of issue of the Preference Share;

(b)	the Dividend Rate and Dividend Dates;

(c)	whether the Preference Share is a Redeemable Preference Share and if it is:

(i)	the Redemption Amount and Redemption Date; and

(ii)	the conditions of redemption (if any);

(d)	the conditions of participation (if any) in respect of the Preference Share set out in clause 3 of this schedule; and

(e)	any other matter the Directors determine.

9.	On redemption of a Redeemable Preference Share, the Company, after the holder has surrendered to the Company the certificate in respect of that Redeemable Preference Share, must pay to the holder the Redemption Amount in cash, by cheque or in any other form that the holder agrees to in writing.